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                                                                   Exhibit 6(b)



                       SIERRA ASSET MANAGEMENT PORTFOLIOS
                         CLASS B DISTRIBUTION AGREEMENT


                        Entered into as of July 19, 1996



Sierra Investment Services Corporation
9301 Corbin Avenue, Suite 333
Northridge, CA  91324

Ladies and Gentlemen:

         This is to confirm that, in consideration of the mutual promises and covenants hereinafter contained, the undersigned Sierra Asset Management Portfolios (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts and registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), agrees that Sierra Investment Services Corporation ("Sierra Services"), a corporation organized under the laws of the state of California, shall be, for the period of this Agreement, a distributor of certain classes of shares of beneficial interest that are identified on Schedule 1 to this Agreement and that are issued by the Trust with respect to certain of its series as identified on such Schedule 1 (shares of such identified classes of such identified series, the "Shares"), each of which series is a separate investment portfolio (a "Portfolio"), on the terms and conditions hereinafter set forth.


         1.       Appointment

         The Trust hereby appoints Sierra Services as agent of the Trust to act, for the period and on the terms set forth in this Agreement, as a distributor of the Portfolios' Shares covered by the Trust's registration statement (the "Registration Statement"), prospectuses and statements of additional information as in effect from time to time under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, and

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Sierra Services accepts such appointment and agrees to render the services herein described for the compensation herein provided.

         As used in this Agreement, the terms "registration statement," "prospectus," and "statement of additional information" shall mean any registration statement, prospectus and statement of additional information filed by the Trust with the SEC and any amendments thereof and supplements thereto which at any time shall have been filed with the SEC. "Prospectus" shall mean, with respect to any Shares of any Portfolio at any time, the then-current prospectus and statement of additional information relating to such Shares.

         2.       Sales of Shares

         2.1 Authorization. The Trust hereby authorizes Sierra Services to sell Shares of the Portfolios, and Sierra Services agrees to use its best efforts to solicit orders for the sale of such Shares, at such Shares' public offering price, as determined in accordance with the Registration Statement. Sierra Services shall have the right to order from the Trust the Shares of the Portfolios needed, but not more than needed (correcting for any clerical errors or errors of transmission), to fill such orders as are unconditional.

         2.2 Selling Broker-Dealers and Other Agents. Sierra Services may, as principal and on its own behalf, enter into agreements ("Dealer Agreements"), on such terms and conditions as Sierra Services determines are not inconsistent with this Agreement, with (a) any broker-dealer who is (i) registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"), (ii) registered as required under applicable state securities or blue sky laws, and (iii) a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and (b) any other person (as such term is defined in the 1934 Act) that is not required, for purposes of effecting transactions in securities, to be registered under the 1934 Act, but is registered as required under applicable state securities or blue sky laws, authorizing such broker-dealers and other persons (collectively, "Brokers") to act as agents in connection with the sale of the Shares of the Portfolios (which may include accepting



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orders for the purchase or redemption of Shares, responding to inquiries regarding the Trust or the Portfolios, and performing other related functions). Expulsion or suspension from the NASD of any Broker required to be registered under the 1934 Act shall automatically terminate such Broker's Dealer Agreement with Sierra Services for sales of Shares as of the effective date of such expulsion or suspension.

         2.3 Refusal and Suspension of Sales. Each of Sierra Services and the Trust reserves the right to refuse at any time or times (a) to sell any Shares for any reason, and (b) to accept an order for Shares for any reason. Sierra Services acknowledges specifically that, whenever in the judgment of the Trust's officers such action is warranted for any reason, including, without limitation, market, economic or political conditions, The Trust may decline to accept any orders for, or make any sales of, any Shares of any Portfolio until such time as those officers deem it advisable to accept such orders and to make such sales.

         No Shares shall be offered and no orders for the purchase or sale of Shares under any provisions of this Agreement shall be accepted by the Trust (a) if and so long as the effectiveness of the Registration Statement or any necessary amendments thereto shall be suspended under any provisions of the 1933 Act, or (b) if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this Section 2.3 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from any holder thereof in accordance with the provisions of the Prospectus or the Trust's Agreement and Declaration of Trust dated March 26, 1996, together with all amendments thereto (as so amended, the "Trust Agreement").



         3.       Distribution Services and Expenses

         3.1 Distribution Expenses. Sierra Services will bear all expenses in connection with the performance of its services and the incurring of distribution expenses under this Agreement. For purposes of this Agreement, "distribution expenses" of Sierra Services shall mean all expenses borne by Sierra Services or by

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any other person with which Sierra Services has an agreement (including but not limited to Dealer Agreements) approved by the Trust, which expenses represent payment for activities primarily intended to result in the sale of Shares, including, but not limited to, the following (provided, that "distribution expenses" shall not include any expenditures in connection with services that Sierra Services or any other person have agreed to bear or provide without reimbursement or compensation):

         (a) payments made to, and expenses of, registered representatives and other employees of Sierra Services or of Brokers;

         (b) payments made to, and expenses of, persons providing support services in connection with the distribution of Shares, including but not limited to office space and equipment, telephone facilities, answering routine inquiries regarding the Trust, and processing transactions;

         (c) costs relating to the formulation and implementation of marketing and promotional activities, including but not limited to direct mail promotions and television, radio, newspaper, magazine and other mass media advertising, and costs involved in preparing, printing and distributing advertising and sales literature pertaining to the Trust or the Portfolios;

         (d) costs of printing and distributing Prospectuses and reports of the Trust to prospective Shareholders of the Portfolios;

         (e) costs involved in obtaining whatever information, analyses and reports with respect to marketing and promotional activities that the Trust may, from time to time, deem advisable; and

         (f)      costs of financing any of the foregoing.

         3.2 Quarterly Expense Reports. Sierra Services shall prepare and deliver quarterly reports to the Treasurer of the Trust and to the advisor, administrator and/or sub-administrator of each Portfolio, showing distribution expenses incurred

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pursuant to this Agreement and the relevant Plan (as defined in Section 8.1 of this Agreement) and the purposes therefor, as well as any supplemental reports as the Trustees, from time to time, may reasonably request.

         3.3 Scope of Distribution Services. Distribution services rendered pursuant to this Agreement with respect to any Share of any Portfolio shall be deemed to be complete upon the issuance and sale of such Share.

         3.4 Trust Expenses. Sierra Services shall not be liable to assume any other expenses of the Trust or any Portfolio, which other expenses may include without limitation: investment advisory fees; charges and expenses of any registrar, custodian or depositary appointed by the Trust for safekeeping of its cash, portfolio securities, or other property, and any transfer, dividend or accounting agent(s) appointed by the Trust; brokers' commissions chargeable to the Trust in connection with its portfolio securities transactions; all taxes, including securities issuance and transfer taxes; all costs and expenses in connection with maintenance of registration of the Trust, any Portfolio and the Shares with the SEC, various states, and other jurisdictions (including filing and legal fees and disbursements of counsel); expenses of printing, including typesetting, and distributing Prospectuses to the Portfolios' shareholders; all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing proxy statements and reports to shareholders; fees and expenses of Trustees; all expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in Shares or in cash; charges and expenses of any outside service used for pricing of Shares; charges and expenses of legal counsel and independent accountants, in connection with any matter relating to the Trust; membership dues of industry associations; interest payable on borrowings; postage; insurance premiums on property or personnel (including officers and Trustees) of the Trust that inure to its benefit; extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of operations unless otherwise explicitly provided herein.


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         4.  Compensation

         4.1 Distribution Fee. The Trust will pay Distributor in consideration of its services in connection with the distribution of Shares of each Portfolio its "Allocable Portion", as defined in Schedule 2 to this Agreement, of the distribution fee allowable under the rules of fair practice of the National Association of Securities Dealers (the "Rules of Fair Practice") in respect of such Shares of such Portfolio, which fee shall accrue daily and be paid monthly as promptly as possible after the last day of each month but in any event prior to the tenth day of the following calendar month, at an annual rate of 0.75% per annum of the average daily net asset value of the such Shares of such Portfolio, subject to the aggregate maximum limitation on the distribution fee allowable under the Rules of Fair Practice and the Distribution Plan in respect of such class of Shares ("Distribution Fee").

                  Distributor will be deemed to have fully earned its Allocable Portion of the Distribution Fee payable in respect of Shares of each Portfolio upon the sale of the "Commission Shares" (as defined in Schedule 2 to this Agreement) of such Portfolio taken into account in determining such Distributor's Allocable Portion of such Distribution Fee.

         4.2 Contingent Deferred Sales Charges. The Trust shall cause its transfer agent (the "Transfer Agent") to withhold, from redemption proceeds payable to holders of Shares of the Portfolios, all contingent deferred sales charges properly payable by such holders in accordance with the terms of the Prospectuses relating to such Shares ("CDSCs") and shall cause the Transfer Agent to pay such amounts over as promptly as possible after the settlement date for each redemption of such Shares. Sierra Services' Allocable Portion (as defined in Schedule 2 to this Agreement) of such CDSC amounts shall be payable to Sierra Services (or to persons to whom Sierra Services directs the Trust to make payments).

         4.3 Other Services; Service Fee. Upon request of the Trust's Board of Trustees, Sierra Services may, but shall be under no duty to, perform additional services on behalf of the Trust or any Portfolio, which services are not required by this

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Agreement but may be performed by Sierra Services in conformity with applicable law. Any such services will be performed on behalf of the Trust, and Sierra Services may impose additional charges for such services, which charges may be billed to the Trust and subject to examination by the Trust's independent accountants. Sierra Services' payment or assumption of any expense of the Trust that Sierra Services is not required to pay or assume under this Agreement shall not relieve Sierra Services of any of its obligations to the Trust or obligate Sierra Services to pay or assume any similar expense on any subsequent occasion.

         The Distribution Fee payable pursuant to this Agreement shall not be deemed to compensate Sierra Services for any shareholder services it may provide to the Trust or any Portfolio pursuant to the relevant Plan, which services may include processing of shareholder transactions, responding to inquiries from shareholders concerning the status of their accounts and the operations of the Trust or any Portfolio, communicating with the Trust and its transfer agent on behalf of such shareholders, or providing other shareholder services, nor for any expenses associated with the provision of such shareholder services, including office space and equipment, and telephone facilities. Any such shareholder services shall be provided pursuant to a separate agreement.

         4.4 Directed Payment; Allocable Portion Calculations. Sierra Services may direct the Trust to pay any part or all of the Distribution Fee or CDSCs payable to Sierra Services in respect of any Shares of any Portfolio directly to persons providing funds to Sierra Services to cover or otherwise enable the incurring of expenses associated with distribution services, and the Trust agrees to accept and to comply with such direction. Sierra Services shall, at its own expense and not the expense of the Trust or any Portfolio, provide the Trust with any necessary calculations of Sierra Services' Allocable Portion of any Distribution Fee or CDSCs, and the Trust shall be entitled to rely conclusively on such calculations, without prejudice to any claim it may have concerning the accuracy of such calculations.

         4.5 Maximum Charges. Notwithstanding anything to the contrary contained in this Agreement or in any relevant Plan, the amount of asset-based sales charges and CDSCs paid to Sierra

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Services by any class of shares of any Portfolio shall not exceed the amount permitted by the Conduct Rules of the NASD ("NASD Conduct Rules"), as in effect from time to time.


         5.  Disclosure and Sales Materials

         5.1 Portfolio Governing Documents. The Trust shall have furnished Sierra Services with copies, properly certified or authenticated as Sierra Services may reasonably request, of the following documents and of all amendments or supplements thereto (such documents as so amended or supplemented, with respect to any Portfolio, that Portfolio's "Governing Documents"):

         (a)      The Trust Agreement;

         (b) The Trust's Bylaws, as amended and in effect as of the date of this Agreement (such Bylaws, as they may be amended from time to time hereafter, the "Bylaws");

         (c) Resolutions of the Trust's Board of Trustees authorizing the appointment of Sierra Services as a Distributor of the Shares of the Portfolio and authorizing this Agreement;

         (d)      The Trust's Notification of Registration filed pursuant to
                  Section 8(a) of the 1940 Act on Form N-8A under the 1940 Act, as filed with the Securities and Exchange Commission (the "SEC") on March 27, 1996;

         (e) The Trust's registration statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"), and under the 1940 Act as filed with the SEC on March 27, 1996 (File Nos. 333-01999 and 811-07577) relating to the Shares of the Portfolio, and all amendments thereto;

         (f) The most recent Prospectus relating to Shares of the Portfolio; and

         (g)      All documents, notices and reports filed with the SEC.

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         5.2 The Trust authorizes Sierra Services and any Broker with whom
Sierra Services has entered into Dealer Agreements to use, in connection with the sale of Shares, any Prospectus furnished by the Trust from time to time. Sierra Services shall not, and shall take reasonable steps to ensure that no Broker will, give any information nor make any representations, concerning any aspect of the Shares, the Portfolios or the Trust to any persons or entity unless such information or representations are contained in the Registration Statement and/or the pertinent Prospectus, or are contained in sales or promotional literature approved by the Trust. Sierra Services shall not use, and shall take reasonable steps to ensure that no Broker will, use any sales promotion material or advertising that has not been previously approved by the Trust.



         6.  Duties of the Trust

         6.1 The Trust agrees at its own expense to execute any and all documents, to furnish any and all information and to take any other actions that may be reasonably necessary in connection with (a) the registration of Shares under the 1933 Act and (b) the qualification, pursuant to state securities laws, of the Shares for sale in those states that Sierra Services may designate.

         6.2 Information Reports; Financial Data. The Trust shall furnish to Sierra Services from time to time, for use in connection with the sale of the Shares, such information reports with respect to the Trust and the Shares as Sierra Services may reasonably request. Such reports shall be signed by officers of the Trust duly authorized; the Trust warrants the statements contained in any reports so signed to be true and correct. The Trust shall furnish to Sierra Services, upon its request, (a) annual audits of the Trust's books and accounts made by independent public accountants regularly retained by the Trust, (b) semiannual unaudited financial statements pertaining to the Trust, (c) quarterly earnings statements prepared by the Trust, (d) a monthly itemized list of the securities in the portfolios of all Portfolios, (e) monthly balance sheets as soon as practicable after the end of each month and (f) such additional information regarding the Trust's financial condition as Sierra Services may reasonably request from time to time.


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         7.       Compliance; Standard of Care

         7.1 Compliance. In performing any activity as distributor for Shares of any Portfolio pursuant to this Agreement, Sierra
Services shall comply with:

         (a) all applicable provisions of the 1940 Act and any rules and regulations thereunder;

         (b) all provisions of the Registration Statement relating to the Portfolio;

         (c)      all provisions of the Portfolio's Governing Documents;

         (d) all rules and regulations of the NASD and all other self-regulatory organizations applicable to the sale of investment company shares; and

         (e) any other applicable provisions of federal and state law.

         Sierra Services shall use its best efforts to maintain all required licenses and registrations for itself as a broker or dealer, and for its registered representatives or other associated persons, under the 1934 Act and applicable state securities or blue sky laws. Sierra Services shall be responsible for ensuring that each Broker and its representatives engaged in selling Shares of the Portfolios shall be duly and appropriately licensed, registered and otherwise qualified to do so under the 1934 Act and any applicable blue sky laws of each state or other jurisdiction in which such Shares may be sold. Sierra Services shall be responsible for ensuring that each Broker supervises its representatives. Expulsion or suspension of Sierra Services from the NASD shall automatically terminate this Agreement on the effective date of such expulsion or suspension.

         7.2 Direction of the Board. Any distribution activities undertaken by Sierra Services pursuant to this Agreement or any other services undertaken by Sierra Services on behalf of the

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Trust or any Portfolio, shall at all times be subject to any directives of the
Board of Trustees of the Trust.

         7.3 Standard of Care. In performing its duties under this Agreement, Sierra Services shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits in performing all services provided for under this Agreement, but shall not be liable for any act or omission not constituting Sierra Services' willful misfeasance, bad faith or gross negligence, or Sierra Services' reckless disregard of its duties under this Agreement.



         8.  Representations and Warranties

         8.1 Distribution Plan. The Trust represents and warrants to Sierra Services that the payment by the Trust of fees under this Agreement for distribution services rendered with respect to any Shares of any Portfolio is authorized pursuant to the Trust's Class B Distribution Plan, as amended, pertaining to such Shares of such Portfolio, adopted in accordance with Rule 12b-1 under the 1940 Act (a "Plan").

         8.2 Registration Statements and Prospectuses. The Trust represents to Sierra Services that all Registration Statements and Prospectuses filed by the Trust with the SEC under the 1933 Act and the 1940 Act with respect to the Shares are in conformity with the requirements of the 1933 Act, the 1940 Act and the rules and regulations of the SEC thereunder. The Trust represents and warrants to Sierra Services that any Registration Statement or Prospectus, when it becomes effective, will include all statements required to be contained therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the SEC; that all statements of fact contained in any Registration Statement or Prospectus will be true and correct when such Registration Statement or Prospectus becomes effective; and that no Registration Statement nor any Prospectus, when the same shall become effective, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. Sierra Services may, but shall not be obligated to, propose from time to time such



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amendment(s) to any Registration Statement and such supplement(s) to any
Prospectus as, in the light of future developments, may, in the opinion of Sierra Services or its counsel, be necessary or advisable. The Trust shall not file any amendment to any Registration Statement or supplement to any Prospectus without giving Sierra Services reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendment(s) to any Registration Statement and supplement(s) to any Prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

         8.3 Charter. The Trust represents that a copy of its Trust Agreement, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts and the office of the City Clerk of Boston, Massachusetts.

         8.4 Authorization. Sierra Services represents to the Trust that it is authorized to perform the services described herein.

         8.5 NASD. Sierra Services represents to the Trust that it is a member in good standing of the NASD.



         9.       Indemnification

         9.1 Indemnification by the Trust. The Trust agrees to indemnify, defend and hold Sierra Services, its officers, directors, agents, employees, and any person who controls Sierra Services within the meaning of Section 15 of the 1933 Act (Sierra Services and such persons, collectively, "SISC Indemnified Persons"), free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that any SISC Indemnified Person may incur under the 1933 Act, the 1940 Act or common law or otherwise, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement or Prospectus relating to Shares of the Trust, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be

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stated in any Registration Statement or Prospectus relating to Shares of the
Trust, or necessary to make the statements in such Registration Statement or Prospectus not misleading, or arising out of or based upon the Trust's material breach of this Agreement; provided, however, that the Trust's agreement to indemnify SISC Indemnified Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of or based upon any statements or representations made by Sierra Services or its representatives or agents other than such statements and representations as are contained in any Registration Statement or Prospectus and in such financial and other statements regarding Shares of the Portfolios as are furnished to Sierra Services pursuant to Sections 5.1 and 6.2 of this Agreement; and provided further, that the Trust's agreement to indemnify Sierra Services and the Trust's representations and warranties hereinbefore set forth in Section 8 of this Agreement shall not be deemed to cover any liability to the Trust or its shareholders to which Sierra Services would otherwise be subject by reason of Sierra Services' willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Sierra Services' reckless disregard of its obligations and duties under this Agreement.

         The Trust's agreement to indemnify SISC Indemnified Persons is expressly conditioned upon such SISC Indemnified Person's notifying the Trust, or causing the Trust to be notified, of any action brought against such SISC Indemnified Person, such notification to be given by letter, telegram, telecopy or facsimile addressed to the Trust at its principal office, within ten (10) days after the summons or other first legal process shall be served; provided that the failure to provide such notification within such time limit shall limit the Trust's obligation to indemnify such persons only to the extent such failure causes prejudice to the interests of the Trust with respect to such action. The failure so to notify the Trust of any such action shall not relieve the Trust from any liability that the Trust may have to the person against whom such action is brought by reason of any such untrue (or alleged untrue) statement or omission (or alleged omission) otherwise than on account of the Trust's indemnity agreement contained in this Section 9.1. The Trust's indemnification agreement contained in this Section 9.1 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and

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effect regardless of any investigation made by or on behalf of any SISC
Indemnified Person, and shall survive the delivery of any Shares and, to the extent permitted by law, the termination of this Agreement. This agreement of indemnity will inure exclusively to the benefit of SISC Indemnified Persons and their respective estates or successors, as applicable.

         9.2 Indemnification by Sierra Services. Sierra Services agrees to indemnify, defend and hold the Trust, its officers, directors, agents, employees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act (the Trust and such persons, collectively, "Trust Indemnified Persons"), free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that any Trust Indemnified Person may incur under the 1933 Act, the 1940 Act or common law or otherwise, but only to the extent that such liability or expense incurred by such Trust Indemnified Person shall arise out of or be based upon (a) any unauthorized sales literature, advertisements, information, statements or representations or (b) any untrue statement (or alleged untrue statement) of a material fact contained in information furnished in writing by Sierra Services to the Trust and used in the answers to any of the items of the Registration Statement or in the corresponding statements made in any Prospectus, or shall arise out of or be based upon any omission (or alleged omission) to state a material fact in connection with such information furnished in writing by Sierra Services to the Trust and required to be stated in such answers or necessary to make such information not misleading, or shall arise out of or be based upon SISC's material breach of this Agreement.

         Sierra Services' agreement to indemnify Trust Indemnified Persons is expressly conditioned upon such Trust Indemnified Person's notifying Sierra Services, or causing Sierra Services to be notified, of any action brought against such Trust Indemnified Person, such notification to be given by letter, telegram, telecopy or facsimile addressed to Sierra Services at its principal office, within ten (10) days after the summons or other first legal process shall be served; provided that the failure to provide such notification within such time limit shall limit Sierra Services' obligation to indemnify such persons only to the

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extent such failure causes prejudice to the interests of Sierra Services with respect to such action. The failure so to notify Sierra Services of any such action shall not relieve Sierra Services from any liability that Sierra Services may have to the Trust Indemnified Person by reason of any such untrue (or alleged untrue) statement or omission (or alleged omission) otherwise than on account of Sierra Services' indemnity agreement contained in this Section 9.2. Sierra Services' indemnification agreement contained in this Section 9.2 and its representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Trust Indemnified Person, and shall survive the delivery of any Shares and, to the extent permitted by law, the termination of this Agreement. This agreement of indemnity will inure exclusively to the benefit of Trust Indemnified Persons and their respective estates or successors, as applicable.

         9.3 Assumption of Defense. An indemnifying party will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the indemnifying party and approved by the indemnified party (provided that such counsel shall not, except with the consent of an indemnified party that is a SISC Indemnified Person, be counsel to any investment portfolio of the Trust); provided that the indemnified party shall be entitled to conduct its own defense with counsel selected by it if such indemnified party is advised by counsel that there may be a conflict of interest between the indemnified party and the indemnifying party with respect to such defense. In the event the indemnifying party elects to assume the defense of any such suit and retain counsel of good standing approved by the indemnified party, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the indemnifying party does not elect or is not permitted to assume the defense of any such suit, or in case the indemnified party does not approve of counsel chosen by the indemnifying party, the indemnifying party will reimburse the indemnified party named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by such indemnified party.

         9.4 Notice. Each of Sierra Services and the Trust agrees to notify the other promptly of the commencement of any

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litigation or proceedings against it or any of its officers or directors or
Trustees, as applicable, in connection with the issuance and sale of any Shares.

         9.5 Contribution. If the indemnification provided for in this Section shall for any reason be unavailable to or insufficient to hold harmless a party indemnified hereunder in respect of any claim, demand, liability or expense, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such claim, demand, liability or expense, or action in respect thereof, (a) in such proportion as shall be appropriate to reflect the relative benefits received by the Trust on the one hand and Sierra Services on the other from the offering of the Shares or
(b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Trust (and its agents other than Sierra Services) on the one hand and Sierra Services on the other with respect to the statements or omissions which resulted in such claim, demand, liability or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Trust on the one hand and Sierra Services on the other with respect to the offering of the Shares shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this agreement (before deducting expenses) received by the Trust bear to the total net underwriting discounts and commissions received by Sierra Services with respect to the Shares purchased under this Agreement and retained by Sierra Services after payments to the selling agents retained by it. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Trust (or any of its agents other than Sierra Services) or by Sierra Services, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Trust and Sierra Services agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the claim, demand, liability or expense, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, Sierra Services shall not be required to contribute any amount in excess of the amount by which the total net underwriting discounts and commissions received by Sierra Services with respect to the Shares purchased under this Agreement and retained by Sierra Services after payments to the selling agents retained by it exceed the amount of any damages which Sierra Services has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         10.      Notice to Sierra Services.

         The Trust agrees to advise Sierra Services immediately in writing:

         (a) of any request by the SEC for amendments to the Registration Statement or Prospectus then in effect or for additional information;

         (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or Prospectus then in effect or the initiation of any proceeding for that purpose;

         (c) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement or Prospectus then in effect or that requires the making of a change in such Registration Statement or Prospectus in order to make the statements therein not misleading; and

         (d) of all actions of the SEC with respect to any amendment to any Registration Statement or Prospectus that may from time to time be filed with the SEC.



         11.      Term of Agreement.

         This Agreement shall become effective as of the date first set forth above, shall remain in effect for an initial period of two years, and shall continue thereafter from year to year for so long as such continuance is specifically approved at least annually by

         (a) the Trust's Board of Trustees or a vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Trust; and

         (b) a vote of a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust and who have no direct or indirect financial interest in the operation of the Plan, in this Agreement or any other agreement related to the Plan (the "Qualified Trustees"), such vote cast in person at a meeting called for the purpose of the voting on such approval.



         12.      Termination.

         12.1 Termination on Assignment. This Agreement shall terminate automatically in the event of its "assignment" (as defined in the 1940 Act), it being understood that this Agreement has been approved by the Trustees, including the Qualified Trustees in contemplation of a Purchase and Sale Agreement to be entered into by Sierra Services, Corporate Asset Funding Company, Inc. and Citicorp North America, Inc., which provides for a transfer of receivables relating to the Distribution Fees and CDSCs payable to Sierra Services under this Agreement. Sierra Services agrees to notify the Trust of any circumstances that might result in this Agreement being deemed to be assigned.

         12.2 Voluntary Termination. The Trust may terminate this Agreement with respect to any Portfolio, or in its entirety, without penalty, on 60 days' written notice to Sierra Services, by vote of a majority of the Qualified Trustees or by vote of a "majority of the outstanding voting securities" of such Portfolio or the Trust, as the case may be. Sierra Services may terminate this Agreement, with respect to any Portfolio, or in its entirety, on 90 days' written notice to the Trust. Termination of this Agreement with respect to any class of shares of any Portfolio shall not cause this Agreement to terminate with respect to any other class of shares of such Portfolio or any Shares of any other Portfolio. Notice of termination as provided for in this Section may be waived by either party, such waiver to be in writing.

         12.3 Continued Payment. With respect to Shares of any Portfolio sold pursuant to this Agreement, the Trust shall continue payment to Sierra Services of (a) Sierra Services' Allocable Portion, as defined in Schedule 2 to this Agreement, of the Contingent Deferred Sales Charges attributable to such Shares of such Portfolio, and (b) so long as there has been no Complete Termination (as defined in the applicable Plan), Sierra Services' Allocable Portion of the Distribution Fee attributable to such Shares of such Portfolio, in either case notwithstanding termination of this Agreement according to its terms.



         13.      Miscellaneous.

         13.1 Non-Exclusivity. The Trust recognizes that Sierra Services and its affiliates shall be free to render distribution or other services to others (including other investment companies) and to engage in other activities. The Trust agrees that the directors, officers and employees of Sierra Services shall not be prohibited by reason of this Agreement from engaging in any other business activity or from rendering services to any other person, or from serving as partners, directors, trustees or officers of any other firm or corporation, including the Trust and other investment companies. Sierra Services acknowledges that its appointment as distributor pursuant to this Agreement is not exclusive, and that the Trust may appoint one or more other persons to act as distributor for the Shares of one or more Portfolios.

         13.2 Independent Contractor. Sierra Services and any Broker shall be independent contractors and none of them nor any of their directors, officers or employees shall, as such, be deemed employees of the Trust.

         13.3 Notices. Any notices under this Agreement shall be in writing, mailed postage paid or sent by telegram, telecopy, or facsimile to the other party at such address as such other party may designate from time to time for the receipt of such notice.

         13.4 Integration; Amendment; Counterparts; Governing Law.

         This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and may not be modified, amended, or waived except by a written instrument duly executed by the party against whom such modification, amendment, or waiver is sought to be enforced. If any provisions of this Agreement shall be held or made invalid by a court decision, statute rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         This Agreement shall be subject to the provisions of the 1940 Act and the 1934 Act and the rules, regulations and rulings thereunder, and of the applicable rules and regulations of the NASD, from time to time in effect, and the terms hereof shall be interpreted and construed in accordance therewith.

         This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         This Agreement shall be governed in accordance with the internal substantive laws of the Commonwealth of Massachusetts.

         It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but bind only the trust property of the Trust, as provided in the Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees and effected by an authorized officer of the Trust, acting as such, and neither such authorization nor such execution and delivery shall be deemed to have been made by any Trustee or officer individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Trust Agreement.

         Please confirm that the foregoing accurately sets forth our agreement by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us as of the date first set forth above.

                                       Very truly yours,

                                       SIERRA ASSET MANAGEMENT PORTFOLIOS



                                       By   /s/ F. Brian Cerini
                                            -----------------------------------
                                            Name:   F. Brian Cerini
                                            Title:  President

ACCEPTED:

SIERRA INVESTMENT SERVICES CORPORATION


By    /s/ Keith B. Pipes
      -------------------------------------
      Name:   Keith B. Pipes
      Title:  Senior Vice President and Secretary

                       SIERRA ASSET MANAGEMENT PORTFOLIOS
                         CLASS B DISTRIBUTION AGREEMENT

                                                                     Schedule 1
Date of Agreement:  July 19, 1996
Date of this Schedule:  July 19, 1996


           NAME OF PORTFOLIO                                                      CLASS(ES) COVERED
           -----------------                                                      -----------------
1.         Income Portfolio                                                       Class B

2.         Value Portfolio                                                        Class B

3.         Balanced Portfolio                                                     Class B

4.         Growth Portfolio                                                       Class B

5.         Capital Growth Portfolio                                               Class B

                       SIERRA ASSET MANAGEMENT PORTFOLIOS
                         CLASS B DISTRIBUTION AGREEMENT

                                                                     Schedule 2
Date of Agreement:      July 19, 1996
Date of this Schedule:  July 19, 1996


         ALLOCABLE PORTIONS

         Sierra Services' "Allocable Portion" of the Distribution Fee payable on any class of Shares of any Portfolio, or of the CDSC in respect of any Shares of any Portfolio shall be that percentage allocated to Sierra Services in accordance with the allocation formulas set forth in Parts C and D below, and the rules of attribution set forth in Part B below.

         Capitalized terms used in this Schedule without definition and defined in the Agreement shall have the same meanings herein as therein.


PART A: DEFINITIONS

         "Commencement Date" means, in respect of any class of Shares of any Portfolio, the date of the first sale of a Commission Share of such class of such Portfolio during the term of the Agreement.

         "Commission Share" means, in respect of any Portfolio, each Share of such Portfolio issued under circumstances that would normally give rise to an obligation of the holder of such Share to pay a CDSC upon redemption of such Share, including, without limitation, any Share of such Portfolio issued in connection with a "Permitted Free Exchange" (as such term is defined in that certain Purchase and Sale Agreement dated as of December 20, 1995 by and among Sierra Services, Citicorp North America, Inc. and Corporate Asset Funding Company, Inc. as the same shall be amended from time to time (the "Purchase Agreement")), provided that no such Share shall cease to be a Commission Share prior to its redemption (including a redemption in connection with a Permitted Free Exchange) or conversion even though the obligation of such holder to pay a CDSC shall have expired or the CDSC on such Share shall have been waived.

         "Cutoff Date" means, in respect of any class of Shares of any Portfolio, the date of the last sale of a Commission Share of such class of such Portfolio during the term of the Agreement.

         "Distribution Fee" has the meaning given to the term "asset-based sales charge" in Rule 2830(b)(8)(A) of the NASD Conduct Rules.

         "Free Exchange Share" means, with respect to any Portfolio, any Free Share of such Portfolio issued in connection with a Permitted Free Exchange.

         "Free New Share" means, in respect of any Portfolio, any Free Share that is not an Free Exchange Share.

         "Free Share" means, in respect of any Portfolio, each Share of such Portfolio other than a Commission Share, including, without limitation, any Share issued in connection with the reinvestment of dividends.

         "Non-Omnibus Shares" means, in respect of any Portfolio, all Shares of such Portfolio other than Omnibus Shares.

         "Omnibus Shares" means, in respect of any Portfolio, the Shares of such Portfolio in any Omnibus Account on the records of a Portfolio maintained by the Transfer Agent, for which account such broker-dealer provides subtransfer agency services for that Portfolio.

         "Sub-Transfer Agent" means, in respect of any Portfolio, the record owner of any Omnibus Account.


PART B: ATTRIBUTION

         Shares of each class of Shares of each Portfolio, which Shares are outstanding from time to time, shall be attributed to either Sierra Services or to any other person named as a distributor of Shares of such class of such Portfolio (such person, an "Other Distributor") in accordance with the following rules:

         (1) Commission Shares: Each Commission Share of a Portfolio is specifically tracked, on the records maintained by the Transfer Agent or Sub-Transfer Agents for such Portfolio with reference to an "original issuance date" (a) of the Commission Share in question or (b) of the Commission Share from which the Commission Share in question derived through one or more Permitted Free Exchanges.

         The Commission Shares of each class of Shares of each Portfolio outstanding from time to time attributed to Sierra Services shall be: (a) those Commission Shares of such class of such Portfolio issued, on or after the Commencement Date and on or prior to the Cutoff Date for such class of such Portfolio, other than in a Permitted Free Exchange, and (b) those Commission Shares of such class of such Portfolio that are (i) issued in a Permitted Free Exchange in exchange for (ii) Shares of another Portfolio that had been attributed to Sierra Services in accordance with the preceding clause (a) of this paragraph, in each case determined in accordance with the records maintained by the Transfer Agent or Sub-Transfer Agents for such Portfolio.

         The Commission Shares of each class of Shares of each Portfolio outstanding from time to time attributed to Other Distributors shall be: (a) those Commission Shares of such class of Shares of such Portfolio issued, prior to the Commencement Date or after the Cutoff Date for such class of Shares of such Portfolio, other than in a Permitted Free Exchange, and (b) those Commission Shares of such class of such Portfolio that are (i) issued in a Permitted Free Exchange in exchange for (ii) Shares of another Portfolio that were attributed to an Other Distributor in accordance with the immediately preceding clause (a) of this paragraph, in each case determined in accordance with the records maintained by the Transfer Agent or Sub-Transfer Agents for such Portfolio.

         (2) Free Shares. Free Shares of each class of Shares of each Portfolio are not specifically tracked by the Transfer Agent or Sub-Transfer Agents for such Portfolio. The number of Free Shares of each class of Shares of each Portfolio outstanding from time to time shall be attributed to either Sierra Services or an Other Distributor in accordance with records maintained by Sierra Services in accordance with this paragraph (2).

         (a) The number of Non-Omnibus Free New Shares, of a class of any Portfolio, that are issued on or after the Commencement Date for such class of such Portfolio and that are attributed to Sierra Services shall be determined pursuant to the following formula.

                      For such Shares issued during any calendar month:

                      FNS x [(PCS + PFS)/(TCS + TFS)]

                      where:

                      FNS     =    Non-Omnibus Free New Shares of such class
                                   of such Portfolio that are issued during such calendar month

                      PCS     =    Non-Omnibus Commission Shares of such class
                                   of such Portfolio that have been attributed to Sierra Services and that were outstanding as of the close of business on the last business day of the immediately preceding calendar month

                      PFS     =    Non-Omnibus Free Shares of such class of
                                   such Portfolio that have been attributed to Sierra Services and that were outstanding as of the close of business on the last business day of the immediately preceding calendar month

                      TCS     =    Non-Omnibus Commission Shares of such class
                                   of such Portfolio that were outstanding as of the close of business on the last business day of the immediately preceding calendar month

                      TFS     =    Non-Omnibus Free Shares of such class of
                                   such Portfolio that were outstanding as of the close of business on the last business day of the immediately preceding calendar month

                  The balance of such Non-Omnibus Free New Shares issued during such calendar month shall be attributed to Other Distributors.


         (b) The number of Omnibus Free New Shares, of a class of any Portfolio, that are issued on or after the Commencement Date for such class of such Portfolio and that are attributed to Sierra Services shall be determined pursuant to the following formula.

                      For such Shares issued during any calendar month:

                      OFNS x [(POCS + POFS)/(TOCS + TOFS)]

                      where:

                      OFS     =    Omnibus Free New Shares of such class of
                                   such Portfolio that are issued during such calendar month

                      POCS    =    Omnibus Commission Shares of such class of
                                   such Portfolio that have been attributed to Sierra Services and that were outstanding as of the close of business on the last business day of the immediately preceding calendar month.

                      POFS    =    Omnibus Free Shares of such class of such
                                   Portfolio that have been attributed to Sierra
                                   Services and that were outstanding as of the close of business on the last business day of the immediately preceding calendar month.

                      TOCS    =    Omnibus Commission Shares of such class of
                                   such Portfolio that were outstanding as of the close of business on the last business day of the immediately preceding calendar month.

                      TOFS    =    Omnibus Free Shares of such class of such
                                   Portfolio that were outstanding as of the close of business on the last business day of the immediately preceding calendar month.

                  The balance of such Omnibus Free New Shares issued during such calendar month shall be attributed to Other Distributors.


         (c) The number of Non-Omnibus Free Exchange Shares, of a class of any Portfolio (the "New Portfolio"), that are issued on or after the Commencement Date for such class of such New Portfolio and that are attributed to Sierra Services shall be determined pursuant to the following formula.

                      For such Shares issued during any calendar month in exchange for Shares of any other Portfolio (each, an "Old Portfolio"):

                      FES x (PFS(o)/TFS(o))

                      where:

                      FES     =    Non-Omnibus Free Exchange Shares of such
                                   class of the New Portfolio that are issued during such calendar month

                      PFS(o)  =    Non-Omnibus Free Shares of such class of
                                   the Old Portfolio that had been attributed to Sierra Services and that were outstanding as of the close of business on the last business day of the immediately preceding calendar month

                      TFS(o)  =    Non-Omnibus Free Shares of such class of
                                   the Old Portfolio that were outstanding as of the close of business on the last business day of the immediately preceding calendar month

                  The balance of such Non-Omnibus Free Exchange Shares of the New Portfolio issued during such calendar month shall be attributed to Other Distributors.


         (d) The number of Omnibus Free Exchange Shares, of a class of any Portfolio (the "New Portfolio"), that are issued on or after the Commencement Date for such class of such New Portfolio and that are attributed to Sierra Services shall be determined pursuant to the following formula.

                      For such Shares issued during any calendar month in exchange for Shares of any other Portfolio (each, an "Old Portfolio"):

                      OFES x (POFS(o)/TOFS(o))

                      where:

                      OFES    =    Omnibus Free Exchange Shares of such class
                                   of the New Portfolio that are issued during such calendar month

                      POFS(o) =    Omnibus Free Shares of such class of the
                                   Old Portfolio that had been attributed
                                   to Sierra Services and that were
                                   outstanding as of the close of business
                                   on the last business day of the
                                   immediately preceding calendar month

                      TOFS(o) =    Omnibus Free Shares of such class
                                   of the Old Portfolio that were
                                   outstanding as of the close of
                                   business on the last business day of
                                   the immediately preceding calendar
                                   month

                  The balance of such Omnibus Free Exchange Shares of the New Portfolio issued during such calendar month shall be attributed to Other Distributors.


         (e) The number of Non-Omnibus Free Shares, of a class of any Portfolio, that are redeemed or converted and that are attributed to Sierra Services shall be determined pursuant to the following formula.

                      For such Shares redeemed or converted during any calendar month:

                      FSR x (PFS/TFS)

                      where:

                      FSR     =    Non-Omnibus Free Shares of such class of
                                   such Portfolio that are redeemed or converted during such calendar month

                      PFS     =    Non-Omnibus Free Shares of such class of
                                   such Portfolio that have been attributed to Sierra Services and that were outstanding as of the close of business on the last business day of the immediately preceding calendar month

                      TFS     =    Non-Omnibus Free Shares of such class of
                                   such Portfolio that were outstanding as of the close of business on the last business day of the immediately preceding calendar month

                  The balance of such Non-Omnibus Free Shares redeemed or converted during such calendar month shall be attributed to Other Distributors.

         (f) The number of Omnibus Free Shares, of a class of any Portfolio, that are redeemed or converted and that are attributed to Sierra Services shall be determined pursuant to the following formula.

                      For such Shares redeemed or converted during any calendar month:

                      OFSR x (POFS/TOFS)

                      where:

                      OFSR    =    Omnibus Free Shares of such class of such
                                   Portfolio that are redeemed or converted during such calendar month

                      POFS    =    Omnibus Free Shares of such class of such
                                   Portfolio that have been attributed to Sierra
                                   Services and that were outstanding as of the close of business on the last business day of the immediately preceding calendar month

                      TOFS    =    Omnibus Free Shares of such class of such
                                   Portfolio that were outstanding as of the close of business on the last business day of the immediately preceding calendar month

                  The balance of such Omnibus Free Shares redeemed or converted during such calendar month shall be attributed to Other Distributors.


         (3)      Timing of Attributions and Distributions.

         (a) The attributions of all Non-Omnibus Shares of each class of Shares of each Portfolio shall be made on a daily basis. The attribution of all Omnibus Shares of each class of Shares of each Portfolio shall be made monthly, for each calendar month no later than five (5) days following the last day of such month.

         (b) The parties to the Agreement acknowledge, expressly, that the procedures for determining Sierra Services' Allocable Portion of Free Shares of any Portfolio implicitly assume that Free Shares issued in respect of dividends or other distributions made for any calendar month will be issued not earlier than the first business day of the following calendar month. Said parties agree that such procedures shall be modified in the event Free Shares attributable to reinvestment of such dividends or distributions are issued in the same calendar month for which such dividends are earned or distributions made.

PART C:  ALLOCATION OF CDSCs

         CDSCs will be allocated to either Sierra Services or an Other Distributor depending upon whether the related redeemed Shares were attributed to, respectively, Sierra Services or such Other Distributor in accordance with Part B, Paragraph (1) above. CDSCs relating to Non-Omnibus Shares shall be allocated to either Sierra Services or an Other Distributor on or prior to the third business day of the calendar week immediately succeeding the calendar week during which the Transfer Agent has paid such CDSC amount. CDSCs relating to Omnibus Shares shall be allocated to either Sierra Services or an Other Distributor on or prior to the tenth (10th) day of the calendar month immediately succeeding the calendar month in which they are remitted by the Transfer Agent to the "Collection Account" as such term is defined in that certain Amended and Restated Collection Agency Agreement dated as of December 20, 1995 among Corporate Asset Funding Company, Inc., Citicorp North America, Inc., Sierra Services, and Bankers Trust Company as the same may be amended from time to time (the "Collection Agency Agreement"), unless in accordance with the Collection Agency Agreement more frequent allocations are required.

PART D:  ALLOCATION OF DISTRIBUTION FEE

         The Distribution Fee accruing in respect of each class of Shares of each Portfolio during any calendar month and that is allocated to Sierra Services shall be determined pursuant to the following formula:

                  A x [(B + C)/(D + E)]

                  where:

                  A = Distribution Fee accrued in respect of such class of Shares of such Portfolio during such calendar month.

                  B = Shares of such class of such Portfolio attributed to Sierra Services and outstanding as of the close of business on the last business day of the immediately preceding calendar month times the net asset value per share of such Shares as of such time.

                  C = Shares of such class of such Portfolio attributed to Sierra Services and outstanding as of the close of business on the last business day of such calendar month times the net asset value per share of such Shares as of such time.

                  D = Total Shares of such class of such Portfolio outstanding as of the close of business on the last business day of the immediately preceding calendar month times the net asset value per share of such Shares as of such time.

                  E = Total Shares of such class of such Portfolio outstanding as of the close of business on the last business day of such calendar month times the net asset value per share of such Shares as of such time.

         The balance of the Distribution Fee in respect of such class of Shares of such Portfolio accruing during such calendar month shall be allocated to Other Distributors.

         The allocations contemplated by this Part D of Distribution Fees accruing during any calendar month shall be made on or prior to the tenth (10th) day of the immediately following calendar month and in all cases prior to the payment of such Fees pursuant to the terms of the Agreement.